ENERPULSE, INC.

UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

TABLE OF CONTENTS

Page

Unaudited Condensed Financial Statements:

Balance sheets	F-2

Statements of operations	F-3

Statement of changes in convertible redeemable preferred stock	F-4

Statement of changes in stockholders’ deficit	F-5

Statements of cash flows	F-6

Notes to condensed financial statements	F-7 - F-14

F-1

ENERPULSE, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$369,799	$1,116,870
Accounts receivable	132,646	160,982
Other receivables	-	23,380
Inventory	309,594	272,444
Other current assets	37,450	9,350
Total current assets	849,489	1,583,026

Intangible assets, net of accumulated amortization	356,870	321,396

Property and equipment, net of accumulated depreciation	193,618	232,692
Other long-term assets	-	111,745

Total assets	$1,399,977	$2,248,859

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$137,972	$245,994
Accrued expenses	60,974	286,378
Current portion of capital lease obligation	6,276	6,276
Current portion of notes payable	166,667	171,270
Total current liabilities	371,889	709,918

Long-Term Liabilities
Capital lease obligation, net of current portion	14,575	16,049
Notes payable, net of current portion	302,205	386,973
	316,780	403,022

Total liabilities	688,669	1,112,940

Commitments and Contingencies

Convertible Redeemable Preferred Stock
Preferred Stock; $.001 par value; 32,098,955 shares authorized;
25,984,649 shares issued and outstanding $22,302,163 liquidation preference	21,811,237	20,680,237

Stockholders' Deficit
Common Stock, 43,447,705 shares authorized;
5,780,000 shares issued and outstanding; $0.001 par value	5,780	5,780
Additional paid-in capital	-	65,928
Note receivable, related party	(200,072)	(200,072)
Accumulated deficit	(20,905,637)	(19,415,954)

Total stockholders' deficit	(21,099,929)	(19,544,318)

Total liabilities, convertible redeemable preferred stock and stockholders' deficit	$1,399,977	$2,248,859

See notes to accompanying condensed financial statements.

F-2

ENERPULSE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Six months ended
	June 30,
	2013	2012

Sales	$275,998	$426,592
Cost of sales	206,485	238,795
Gross profit	69,513	187,797

Selling, general and administrative expenses	1,502,060	1,219,788

Loss from operations	(1,432,547)	(1,031,991)

Other expense	(12,064)	(13,807)

Net loss attributable to the Company	(1,444,611)	(1,045,798)
Deemed dividends on preferred stock	(121,000)	-

Net loss attributable to common shareholders	$(1,565,611)	$(1,045,798)

See notes to accompanying condensed financial statements.

F-3

ENERPULSE, INC.

CONDENSED STATEMENT OF CHANGES IN CONVERTIBLE REDEEMABLE PREFERRED STOCK

SIX MONTHS ENDED JUNE 30, 2013

(Unaudited)

	Shares	Amount

Balances, December 31, 2012	24,417,685	$20,680,237

Issuance of Series D-1 preferred stock	1,566,964	1,010,000

Deemed dividends on Series D-1 preferred stock	-	121,000

Balances, June 30, 2013	25,984,649	$21,811,237

See notes to accompanying condensed financial statements.

F-4

ENERPULSE, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

SIX MONTHS ENDED JUNE 30, 2013

(Unaudited)

	Common Stock		Additional	Note receivable,	Accumulated
	Shares	Amount	paid-in capital	related party	deficit	Total

Balances, December 31, 2012	5,780,000	$5,780	$65,928	$(200,072)	$(19,415,954)	$(19,544,318)

Stock based compensation expense	-	-	10,000	-	-	10,000

Deemed dividends on Series D-1
Preferred Stock	-	-	(75,928)	-	(45,072)	(121,000)

Net loss	-	-	-	-	(1,444,611)	(1,444,611)

Balances, June 30, 2013	5,780,000	$5,780	$-	$(200,072)	$(20,905,637)	$(21,099,929)

See notes to accompanying condensed financial statements.

F-5

ENERPULSE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
	June 30,
	2013	2012

Cash Flows From Operating Activities
Net loss	$(1,444,611)	$(1,045,798)
Adjustments to reconcile net loss to net cash used by operating activities
Stock based compensation	10,000	-
Amortization expense	11,851	9,535
Depreciation expense	40,933	48,607
Changes in operating assets and liabilities
Accounts receivable	28,336	30,713
Inventory	(37,150)	16,948
Accounts payable	(108,022)	(4,512)
Accrued expenses	(225,405)	68,515
Other	107,026	7,020
Net cash used by operating activities	(1,617,042)	(868,972)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,861)	(52,233)
Purchase of patents	(47,323)	(38,697)
Net cash used by investing activities	(49,184)	(90,930)

Cash Flows From Financing Activities
Proceeds from issuance of preferred stock	1,010,000	-
Payments on notes payable	(90,845)	(44,742)
Proceeds from notes payable	-	23,437
Net cash provided by (used in) financing activities	919,155	(21,305)
Net decrease in cash and cash equivalents	(747,071)	(981,207)
Cash and cash equivalents at beginning of year	1,116,870	1,089,026
Cash and cash equivalents at end of year	$369,799	$107,819

Supplement cash flow information:
Cash paid for interest	$12,064	$13,807

See notes to accompanying condensed financial statements.

F-6

ENERPULSE INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Note 1 – Organization, Basis of Presentation and Management’s Plans

Organization

Enerpulse, Inc. (the “Company”) was incorporated in the state of Delaware on January 20, 2004. The Company engages in the design, development, manufacturing and marketing of an energy and efficiency enhancing product in the automotive industry. Company headquarters are located in Albuquerque, New Mexico.

Basis of Presentation

The interim condensed consolidated financial statements have been prepared by management without audit. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures normally included in financial statements prepared in accordance with US generally accepted accounting principles (US GAAP) have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto in the Company’s annual financial statements for the years ended December 31, 2012 and 2011. Amounts as of December 31, 2012 are derived from those financial statements. In the unaudited interim condensed consolidated financial statements, the same accounting policies, methods of computation, and presentation have been followed as were those applied in the December 31, 2012 financial statements.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

In the opinion of the management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2013, and the results of operations, cash flows, changes in convertible redeemable preferred stock, and changes in stockholders’ deficit for the six month periods ended June 30, 2013 and 2012, have been made. The results of operations for the six months ended June 30, 2013, are not necessarily indicative of the operating results for the full year.

Management’s Plans

The Company reported a net loss of approximately $1,445,000 for the six months ended June 30, 2013 and anticipates a net loss for the rest of 2013. Management’s plans are to secure additional funding to cover working capital needs until positive cash flow from operations occurs, which is anticipated to commence in 2014. The Company has a history of securing funding from various venture capital firms (approximately $22 million) since 2004. In August 2013, the Company raised $1,750,000 in exchange for a convertible promissory note which is expected to fund the Company through the end of 2013 and through the first quarter of 2014. See Note 7.

F-7

Note 2 - Summary of Significant Accounting Policies

Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short maturities. The carrying value of long-term debt approximates fair value as the interest rates on the outstanding borrowings are at rates that approximate market rates for borrowings with similar terms and maturities. The carrying amounts of receivables from related-parties are not practicable to estimate based on the related party nature of the underlying transactions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent the amount billed to, but uncollected from customers. Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying past due accounts. Accounts receivable are written off when deemed uncollectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. No allowance was considered necessary as of June 30, 2013. No interest is charged on late accounts.

Revenue recognition

The Company recognizes revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the sales price is fixed or determinable; and (4) collectability is reasonably assured. This generally occurs upon shipment to the customer.

Stock-based compensation

The Company accounts for stock options to employees and nonemployee board members based on the estimated fair value at the date of the grant of the option. The Company measures the cost of employee services received in exchange for stock options based on the grant date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

The Company generally utilizes the Black-Scholes option-pricing model to determine fair value of stock option awards. Key assumptions include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment.

Inventory

Inventory at June 30, 2013, consists of raw material, work in progress and finished goods of $256,507, $247 and $52,840 valued at the average cost (first-in, first-out) or market.

F-8

Note 2 - Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is charged against income over the estimated useful lives of the assets based on the following useful lives:

Software	3 years
Vehicles	5 years
Equipment	5 - 10 years
Leasehold improvements	7 years
Furniture and fixtures	7 years

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, and leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Property and equipment are not depreciated / amortized until placed in service. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss is reflected in earnings.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $40,933 and $48,607 for the six months ended June 30, 2013 and 2012, respectively.

Intangible Assets

Intangible assets subject to amortization include trademarks and patents which are being amortized on a straight-line basis over the shorter of their legal lives or estimated economic life. Intangible assets are recorded at a cost of $438,963 as of June 30, 2013. Amortization expense was $11,851 and $9,535, respectively for the six months ended June 30, 2013 and 2012.

Research and Development

Research and development costs are charged to operations when incurred and are included in selling and administrative expenses. The amounts recorded for the six months ended June 30, 2013 and 2012 amounted to $86,864 and $61,053, respectively.

F-9

Note 2 - Summary of Significant Accounting Policies (Continued)

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before 2009.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Through June 30, 2013, the Company has not recorded any income tax benefit for its net loss as it has been determined that it is not more likely than not that the company will realize its deferred tax assets due to the uncertainty of generating future profits.

Subsequent Events

Subsequent events have been evaluated through September 10, 2013, which is the date the financial statements were available to be issued. See Note 7.

Note 3 – Property and equipment, net

Property and equipment, net are as follows:

	June 30,	December 31,
	2013	2012
Vehicles	$79,652	$91,652
Software and equipment	719,979	715,172
Furniture and fixtures	17,153	17,153
Leasehold improvements	252,406	243,352
Less accumulated depreciation	(875,572)	(834,637)
Total property and equipment	$193,618	$232,692

F-10

Note 4 – Capital Stock

The Company has two classes of capital stock, common and preferred, both of which have $0.001 par value. The Company is authorized to issue 43,447,705 shares of common stock and 32,098,955 shares of preferred stock. Of the preferred, 2,813,713 million is authorized as Series A Preferred, 15,798,281 as Series B Preferred, 5,051,357 as Series C Preferred, 471,528 as Series C-2 Preferred, and 7,964,076 as Series D-1 Preferred.

In March 2013, 1,566,964 shares of Series D-1 Preferred Stock, par value of $0.001, along with warrants to purchase 783,483 shares of Series D-1 Preferred Stock were issued to various investors at $0.64 per share.

The preferred stock ranks senior to the common stock as to dividends, redemption and upon liquidation, dissolution, or winding up of the Company, as defined in the articles of incorporation. The preferred shareholders are entitled to an as-if-converted to common stock basis for voting purposes. All classes and series of stock vote as a single class.

Dividends

The Series D-1 Preferred Stock accrues dividends at the rate per annum of $0.0512 per share and are cumulative. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series D-l Preferred Stock first receive, or simultaneously receive, a dividend on each outstanding share of Series D-1 Preferred Stock.

If after dividends in the full preferential amount have been paid or declared and set apart in any fiscal year of the Company, the Board elects to declare additional dividends out of funds legally available therefore in that fiscal year, then such additional dividends shall be declared pro rata on the Series A Preferred Stock, Series B Preferred Stock and Series C preferred stock based on the number of shares of common stock held by each holder assuming conversion of the preferred stock into common stock at that then effective conversion rate.

F-11

Note 4 – Capital Stock (Continued)

Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The holders of shares of Series D-1 preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any other series of preferred stock or in respect of common stock, an amount per share equal to the Series D-1 Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D-1 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the payment in full of the amounts specified above, the holders of shares of Series C and Series C-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders in an amount per share equal to $0.63623 per share, subject to adjustments noted in the articles of incorporation, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C and Series C-2 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C and Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Series B and Series A Preferred Stock shareholders are then paid out (in that order) amounts equal to their per share original issue price (there are varying original issue prices paid for both Series A and Series B Preferred Stock), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the preferred stock, plus dividends declared but unpaid thereon.

After the preferential amounts noted above are distributed, any remaining Company assets available to its stockholders shall be distributed to all shareholders (preferred and common) based on their pro rata number of shares held by each holder, treating all securities as if they had been converted to common stock.

Conversion

Each share of preferred stock shall be convertible, at any time at the option of the holder thereof, into shares of common stock. The conversion stock is determined by multiplying the number of shares of preferred stock to be converted by the applicable original issue cost of each share and dividing the result by the conversion price then in effect.

F-12

Note 4 – Capital Stock (Continued)

Mandatory Conversion

Upon either the closing of the sale of shares of common stock to the public in a firm-commitment underwritten public offering, resulting in at least $30 million of gross proceeds to the Company and resulting in aggregate market capitalization of at least $125 million, or the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a two-thirds majority of the then outstanding shares of Series C and Series D-1 Preferred Stock, (i) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of common stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Company.

Each holder of preferred stock would receive, in addition to the common stock equivalent for each share of preferred stock held, that number of shares of common stock which would be purchasable in the public offering for a payment in cash of an amount equal to the applicable series liquidation amount multiplied by the number of shares of such Series Preferred Stock so converted.

Reserved Stock

The Company will at times reserve and keep available out of its authorized common stock shares for conversion of preferred stock into common stock. In connection with the Share Exchange on September 4, 2013, all outstanding shares of preferred stock were converted into shares of the Company’s common stock. See Note 7.

Preemptive Rights

With respect to an offering of securities by the Company, the holders of Preferred Stock (Series C, C-2, and D) have the right to purchase a percentage of securities offered equal to the percentage of common stock of the Company owned by such holders on an as-if-converted to common stock basis immediately prior to such issuance.

Redemption

At any time after 36 months from the initial closing of the sale (October 2012) of shares of Series D-1 Preferred Stock, the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock may provide the Company with written notice requesting redemption of all shares of Series D-1 Preferred Stock at a price per share equal to the greater of the Series D-1 original issue price per share, plus all declared but unpaid dividends or the fair market value of a single share of Series D-1 Preferred Stock as of the date of the Company's receipt of the Series D-1 redemption request. A similar process is followed for all remaining preferred stock with a preference order of Series C, Series B and then Series A.

Because each series of preferred stock is redeemable based upon an event which may occur that is outside of the control of the Company, the Company has classified the all of the preferred stock outside of stockholders' equity. Therefore, the preferred stock has been recorded at its redemption value as “temporary equity” in the accompanying balance sheets. Dividends on the preferred stock are reflected as part of the redemption value with an offset to reduce additional paid-in capital, and are included in the determination of net loss applicable to common stockholders.

F-13

Note 5 – Warrants

On March 31, 2013, the Company issued 783,482 warrants to investors, to purchase Series D-1 Preferred Stock at an exercise price of $0.768 per share. These warrants were issued in connection with the Series D-1 Preferred Stock offering to the same investors that purchased the shares of preferred stock for cash and vested upon the closing of the financing from the investors. The warrants expire in 10 years from their issuance.

Note 6 – Stock Based Compensation

The Company may grant stock options to employees, directors and consultants pursuant to its 2007 Stock Option Plan (the “Plan”). The Company estimates the fair value of stock options using a Black-Scholes option-pricing model. During the six months ended June 30, 2013 and 2012 the Company granted 160,000 and 270,000 stock options, respectively, pursuant to the Plan. Stock-based compensation cost is included in general and administrative expense in the accompanying condensed statements of operations and totaled approximately $10,000 and zero for the six months ended June 30, 2013 and 2012, respectively.

Note 7 - Subsequent Events

In August 2013, the Company received $1,750,000 through the issuance of a senior convertible promissory note (the “Convertible Note”) to a third party investor (the “Holder”). The Convertible Note bears interest at a rate of 8% per annum and is due in full on the earlier of July 1, 2014 or the closing date of a change in control of the Company, unless earlier converted into common stock of the Company. If the Company’s securities become publicly traded (the “IPO”), then the Convertible Note, including all accrued unpaid interest, is to automatically convert into common stock of the Company on the first day of the IPO at a conversion price equal to 85% of the price per share at which the securities are sold in the IPO. In addition, the Holder is to receive warrant coverage equal to 15% of the principal amount of Convertible Note upon the first day of the IPO. The warrant is to be issued at a strike price equal to the per share price at which the securities are sold in the IPO and are to expire five years from the date of issue. If, prior to an IPO occurring, a change of control takes place, then the Holder has the option to convert the Convertible Note, including all accrued unpaid interest, in shares of the Company’s Series D-1 Preferred Stock at a conversion price of 85% of the original price per share paid for the Series D-1 Preferred Stock.

In consideration for entering into the Convertible Note, the Company granted the Holder the sole and exclusive right to market, for the purpose of sale, certain of its products (PCI plugs designed for natural gas fueled internal combustion engines) in all countries of North America.

On September 4, 2013, the Company’s shareholders exchanged 100% of the outstanding shares of the Company to L2 Medical Development Company (“L2 MDC”), a publicly traded US shell company, for 7,646,781 shares of common stock of L2 MDC (the “Share Exchange”), equal to approximately 93.5% of the issued and outstanding shares of L2 MDC, after giving effect to the conversion of all of the Company’s outstanding preferred stock. In addition, the Convertible Note automatically converted to 686,275 shares of L2 MDC common stock and a warrant for 87,500 shares of common stock.

The Share Exchange is to be accounted for as a reverse acquisition and a recapitalization of the Company. The Company is the acquirer for accounting purposes and L2 MDC is treated as the acquired company. Accordingly, as of the date of exchange, the Company’s historical financial statements for the periods prior to the acquisition become those of L2 MDC retroactively restated for, and giving effect to, the number of shares received in the Share Exchange. The retained earnings of the Company are carried forward after the acquisition.

F-14